UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐ Preliminary Proxy Statement

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ExpressJet Holdings, Inc.

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The following letter and Q&A document was provided to ExpressJet’s employees on October 18, 2010 in connection with the merger with SkyWest.

October 18, 2010

Dear ExpressJet employees:

True to our commitment to keep the lines of communication open and remain transparent as we approach the anticipated closing of the SkyWest, Inc. transaction in fourth quarter 2010, here is an update regarding the transaction. While rumors exist, each company will only communicate facts, as quickly as practicable, once decisions have been finalized. Below are some of the items we know based on ExpressJet plan documents and discussions with Atlantic Southeast Airlines and SkyWest, Inc. Some things will need to be addressed as the integration of the two entities gets underway.

As you wait for additional information, I want to assure you that the day we legally close the transaction is just another day. On the closing date, all employees should continue contributing just as they did the day before. A key post-closing objective will be to focus on excellence as Atlantic Southeast Airlines rolls out plans to combine our airlines.

According to Brad Holt, Atlantic Southeast Airlines President and Chief Operating Officer, “ExpressJet employees are one of the greatest assets of ExpressJet and we plan for the day of the legal close to be business as usual. The intention is for ExpressJet employees to continue providing great service to our partners and our customers for the remainder of 2010.” Brad added, “We will do everything possible to communicate our strategy regularly and as quickly as possible post closing and plan to launch a new intranet landing page Day 1 as a resource for employees.”

Current ExpressJet policies and holidays, as applicable, will remain in place for the remainder of 2010. As previously announced on September 22, going forward ExpressJet employees will retain the same health and welfare plans in 2011, including the current 401(k) Savings Plan.

With that in mind, it’s important to note that Annual Enrollment will begin November 1. For applicable rates, including COBRA premiums, see the Q&A located on www.xjt.com in the Communications section. Specific Annual Enrollment communication will also be provided shortly and rates will be posted to the Express Benefits portal at www.myexjet.com within the next few weeks or you can call (800) MYEXJET to speak with a representative. Please note – they will not be able to provide you additional detail regarding the transaction. Please use the HR Questionnaire on www.xjt.com for transaction-related questions.

For information on your 401(k) Savings account, you can access www.rps.troweprice.com. A Summary Plan Description is also available on the benefits portal should you have questions about the vesting schedule or any of the applicable plan rules. For those who hold ExpressJet stock, additional information will also be forthcoming. In the interim, the Q&A on www.xjt.com provides the current known facts.

The key objectives during this transitional time are to stay focused on “business as usual,” and to work with our partners to deliver ExpressJet quality service every day. As we know more facts about the transaction, we will share updates. If you have something on your mind, that you want us to address, please use the HR Questionnaire on www.xjt.com.

Kindest regards,

Tom Hanley

President and Chief Executive Officer

EXPRESSJET BENEFITS Q&A

GENERAL

Q.	How will we continue to be paid immediately after closing?

A.	XJT’s payroll will continue to process payroll according to the current schedule in place. No anticipated disruption to your direct deposit or interruption in pay is expected as a result of the merger.

Q.	If I receive severance payment, will it be lump sum?

A.	Yes, a lump sum payment will be issued, less applicable withholdings and deductions for taxes, social security, and other deductions required or authorized by law.

Q.	If we are terminated upon the change in control, do we get paid for unused vacation?

A.	Yes. Any unused vacation you have accrued the previous year to be used in the current year will be paid out to you. Unused vacation will be paid out regardless if terminated as a result of a change in control or voluntary separation. Unused vacation equals vacation you accrued in the previous year to be taken in the current year. Thus, any unused amount of vacation you accrued in 2009 to be used in 2010 would be paid in 2010 if you are terminated in 2010.

INSURANCE

Q.	Should I separate from the company, when will I receive my COBRA notice and what action do I need to take?

A.	ExpressJet’s Benefits provider will mail out a COBRA notice detailing your COBRA rights and associated COBRA premiums after you have been separated. You must go online or contact ExpressJet Benefits, as instructed within the letter, to elect COBRA within the time period provided on the notice. For COBRA to take effect, timely payment is required. COBRA is generally available for up to 18 months as long as payment is made on time. If you have any questions, please call ExpressJet Benefits at (800) MYEXJET (693-9538). “Subsidized COBRA” may apply in some circumstances if specifically provided for by a governmental program (currently not applicable) or severance program. Subsidized COBRA results in an extended time period where the employee’s payment is the same as active rates; however, the time period where the employee receives Subsidized COBRA is counted toward the total time period for which COBRA is available.

Q.	What are the active, “subsidized COBRA” and COBRA premium rates for 2010 and 2011?

A.	The rates below reflect both 2010 and 2011 active (and Subsidized COBRA) full-time rates along with 2011 COBRA rates. The Subsidized COBRA and active rates are the same; however, Subsidized COBRA is only available if specifically provided for by a governmental program (currently not applicable) or severance program.

	2010	2011
Plan	Subsidized (Active Rate)	Subsidized (Active Rate)	COBRA
EPO 90
EE Only	$92	$104	$425.33
EE + Spouse	$184	$230	$935.73
EE + Child(ren)	$150	$188	$765.59
EE + Family	$230	$313	$1,275.99

EPO 80
EE Only	$81	$101	$413.84
EE + Spouse	$162	$224	$910.46
EE + Child(ren)	$130	$183	$744.93
EE + Family	$199	$304	$1,241.53

PPO $300
EE Only	$69	$99	$404.06
EE + Spouse	$139	$218	$888.94
EE + Child(ren)	$110	$178	$727.31
EE + Family	$167	$297	$1,212.19

PPO $1,500
EE Only	$46	$57	$340.26
EE + Spouse	$86	$106	$748.58
EE + Child(ren)	$64	$79	$612.48
EE + Family	$97	$120	$1,020.80

Consumer Adv
EE Only	$15	$15	$276.46
EE + Spouse	$26	$26	$608.23
EE + Child(ren)	$21	$21	$497.64
EE + Family	$31	$31	$829.39

401(k) and CARP

Q.	Does our 401K vest immediately or do we only get what has already vested as of the change in control?

A.	The change in control does not result in immediate vesting of your 401(k) company contributions. Your vesting schedule is based on your years of service. Under the current program, if you separate from the company as a result of the change in control with four (4) years of completed service, you are 60% vested as an example. For your convenience, the vesting schedule is below. You can also check your account and vesting schedule with T. Rowe Price (the 401k administrator) at www.rps.troweprice.com. Remember, you are always 100% vested in your salary deferral contributions.

Vesting Schedule:
Less than 2 years	0%
2 years	20%
3 years	40%
4 years	60%
5 years	100%

Q.

Will we receive any 401(k) matching contributions for the 4th quarter? If so, when will they be deposited into our account? Each year end, there is a year-end true up for the match. When will this occur and when will the true up be posted to our account?

A.	If you are actively employed through 12/31/10, you will be eligible to receive a matching contribution and any true up as applicable. The match will be made as soon as reasonably possible and is normally made by the end of January. Remember that the vesting of the matching contribution is determined by your length of service (see above).

Q.	Does the change in control mean I can access my account under the Continental Airlines Retirement Plan (CARP) even if I have a position with Atlantic Southeast Airlines after the merger?

A.	Continental should be communicating how the CARP will be handled going forward as they work through its own merger with United.

This Q&A is provided as a resource for you. Terms of any applicable plan control and may be subject to change.

HELPFUL RESOURCES

Due to each employee’s distinct personal and financial situations, neither ExpressJet nor Atlantic Southeast Airlines can provide advice on taxes, social security or unemployment, etc. Instead, the companies suggest the following resources for additional information and guidance.

•	Social Security Administration
•	Unemployment Benefits (vary by state so please find appropriate state site).
o	Texas
•	Federal Taxes
•	Summary Plan Descriptions
o	Health and Welfare
o	401(k)

Important Information for Investors and Stockholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The transaction will be submitted to the stockholders of ExpressJet Holdings, Inc. (“XJT”) for their approval.

In connection with the transaction, XJT filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) on October 18, 2010. The definitive proxy statement is being mailed to stockholders of XJT. XJT and SkyWest, Inc. (“SKYW”) may also file other documents with the SEC regarding the transaction.

INVESTORS AND SECURITY HOLDERS OF EXPRESSJET ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS THAT HAVE BEEN FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT XJT AND THE TRANSACTION.

Investors and stockholders may obtain free copies of the proxy statement and other documents containing important information about XJT and SKYW through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by XJT are available free of charge on XJT’s website at www.expressjet.com under the tab “Investors” or by contacting XJT’s Investor Relations Department at (832) 353-1409. Copies of the documents filed with the SEC by SKYW are available free of charge on SKYW’s website at www.skywest.com under the tab “Invest” or by contacting SKYW’s Investor Relations Department at (435) 634-3203. None of the information included on any web site maintained by XJT, SKYW or any of their affiliates, or any other Internet web site linked to any such web site, is incorporated by reference in or otherwise made a part of this press release.

XJT, SKYW and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of XJT in connection with the transaction. Information about the directors and executive officers of XJT is set forth in its proxy statement for its 2010 annual meeting of stockholders, which was filed with the SEC on April 2, 2010. Information about the directors and executive officers of SKYW is set forth in its proxy statement for its 2010 annual meeting of stockholders, which was filed with the SEC on March 12, 2010. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, in the transaction is contained in the proxy statement and other relevant materials filed with the SEC.

Forward Looking Statements

This communication contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that are not limited to historical facts, but reflect XJT’s and SKYW’s current beliefs, expectations or intentions regarding future events. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, XJT’s and SKYW’s expectations with respect to the synergies, costs and other anticipated financial impacts of the transaction; future financial and operating results of the combined company; the combined company’s plans, objectives, expectations and intentions with respect to future operations and services; approval of the transaction by stockholders and by governmental regulatory authorities; the satisfaction of the closing conditions to the transaction; and the timing of the completion of the transaction. No assurance can be given that the transaction will be completed or that completion will not be delayed.

All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of XJT and SKYW and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to, (1) the possibility that the transaction is delayed or does not close, including due to the failure to receive required stockholder or regulatory approvals, the taking of governmental action (including the passage of legislation) to block the transaction, or the failure of other closing conditions, and (2) the possibility that the expected synergies will not be realized, or will not be realized within the expected time period, because of, among other things, the progress of the merger between Continental Airlines, Inc. and United Air Lines, Inc., global economic conditions, competitive actions taken by other airlines, terrorist attacks, natural disasters, difficulties in integrating the two airlines, the willingness of customers to travel by air, actions taken or conditions imposed by the U.S. and foreign governments or other regulatory matters, excessive taxation, further industry consolidation and changes in airlines alliances, the availability and cost of insurance and public health threats.

XJT and SKYW caution that the foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in XJT’s and SKYW’s most recently filed Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings. All subsequent written and oral forward-looking statements concerning XJT, SKYW, the transaction or other matters and attributable to XJT, SKYW or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Neither XJT nor SKYW undertakes any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.